Exhibit 99.1

Crown Announces Effective Date of Reverse Stock Split

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LOS ANGELES, Jan. 28, 2025 – Crown Electrokinetics Corp. (NASDAQ: CRKN) (“Crown” or the “Company”), a leading provider of innovative technology infrastructure solutions that benefit communities and the environment, today announced its plan to implement a reverse split of its common stock at a ratio of 1-for-150 shares. The reverse stock split will be effective for marketplace purposes with the open of business on Thursday, January 30, 2025. Following the reverse stock split, Crown’s common stock will continue to trade on The Nasdaq Capital Market under the ticker symbol “CRKN.” The new CUSIP number for the common stock following the reverse stock split will be 228339 503, reflecting the adjusted share structure.

The Company’s Board of Directors approved the reverse stock split at a ratio of 1-for-150 shares on January 25, 2025, following approval for the action by Crown’s stockholders at a special stockholders meeting on January 14, 2025.

Upon effectiveness of the reverse stock split, every 150 shares of the Company’s issued and outstanding common stock will be automatically converted into one share of issued and outstanding common stock. Fractional shares resulting from the reverse stock split will not be issued; instead, fractional shares will be rounded up to the nearest whole share. The reverse stock split will apply uniformly to all stockholders and will not alter any stockholder’s proportional ownership in the Company, except for the adjustments related to fractional shares.

“Completing this reverse stock split is a key step in strengthening Crown and positioning the company for long-term success,” said Doug Croxall, CEO and Chairman, Crown. “By consolidating our shares, we are taking a necessary step to maintain our Nasdaq listing, which is critical for our growth and credibility. Crown today is in a much stronger position compared to the past, with a healthy cash balance exceeding $25 million, growing revenues, and exciting opportunities to further expand our innovative solutions portfolio.”

“Our recent addition of Andy Mayer and his highly skilled team marks a transformative moment for Crown. Andy’s unparalleled expertise in the pipeline industry, coupled with his extensive experience in disaster rehabilitation, significantly strengthens our solutions offering and positions us to secure important agreements. As a long-time Los Angeles resident, I am especially proud of Crown’s potential to play a critical role in California’s recovery and rebuilding efforts following the devastating wildfires. We are confident that our expanded capabilities will open new doors, accelerate our growth, and solidify Crown’s place as a leader in delivering innovative infrastructure solutions,” concluded Mr. Croxall.

For more information regarding the reverse stock split, please refer to the Company’s filings with the Securities and Exchange Commission (“SEC”) at https://ir.crownek.com/sec-filings.

About Crown

Crown (Nasdaq: CRKN) is an innovative infrastructure solutions provider dedicated to benefiting communities and the environment. Comprised of three business divisions, Smart Windows, Construction, and Water Solutions, Crown is developing and delivering cutting edge solutions that are challenging the status quo and redefining industry standards. For more information, please visit www.crownek.com.

Forward Looking Statements

Certain statements in this news release may be “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995) regarding future events or Crown’s future financial performance that involve certain contingencies and uncertainties, including those discussed in Crown’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports Crown files with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” . Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

For more information, please contact:

Investor Relations

ir@crownek.com

Public Relations

pr@crownek.com